Exhibit 10.48

Date:	November 1, 2008
To:	Viraj Patel
From:	Peter Blackmore
Cc:	Mark Green
Subject:	Special Bonus

I want to thank you for your contributions to UTStarcom and acknowledge you as an integral member of the senior management team.

In recognition of your ongoing commitment to UTStarcom you are eligible to receive a bonus in the amount of $100,000, payable at the end of Q1 2009 subject to achieving the objectives outlined below and sustaining the performance requirements of your position.   The bonus is designed to reward performance and support achievement of the following objectives:

1.               Fulfill Interim CFO role

2.               Successful completion and on-time filing of the 10K

3.               Implement Finance Transformation Plan as agreed to by CEO and Interim CFO

Equity

Additionally, I am pleased to let you know that you will receive 100% distribution of the 60,000 performance RSUs that were approved in February 2008. These RSUs will vest 50% in February 2009 and the remaining 50% in February 2010.

Thank you for your dedication and hard work.